Silvergate Capital Corporation Announces Fourth Quarter and Full Year 2019
Financial Results Release Date and Conference Call

LA JOLLA, CA, January 15, 2020 – Silvergate Capital Corporation (NYSE:SI) (“Silvergate” or the “Company”), today announced that it will release its fourth quarter and full year 2019 results before market open on Wednesday, January 29, 2020, and will host a conference call at 11:00 a.m. (Eastern Time) the same day.

The conference call can be accessed live by dialing 1-877-407-4018 or for international callers, 1-201-689-8471, and requesting to be joined to the Silvergate Capital Corporation Fourth Quarter and Full Year 2019 Earnings Conference Call. A replay will be available starting at 2:00 p.m. (Eastern Time) on January 29, 2020 and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the replay is 13698055. The replay will be available until 11:59 p.m. (Eastern Time) on February 12, 2020.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of the Company's website at https://ir.silvergatebank.com. The online replay will remain available for a limited time beginning immediately following the call.

Forward-Looking Statements

Statements in this press release or our conference call may constitute forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended. Statements relating to future events or our future performance or financial condition are not facts, but are based on current expectations, estimates and assumptions by management. These statements are not representations regarding or guaranties of future performance, condition or results and involve various risks and uncertainties.  Actual results and conditions may differ materially from those in the forward-looking statements as a result of many factors. For information about other important factors that could cause actual results to differ materially from those discussed in the forward-looking statements contained in this release, please refer to the Company's public reports filed with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.

About Silvergate

Silvergate Capital Corporation is a registered bank holding company for Silvergate Bank, headquartered in La Jolla, California. Silvergate Bank is a commercial bank that opened in 1988, has been profitable for 22 consecutive years, and has focused its strategy on creating the banking platform for innovators, especially in the digital currency industry, and developing product and service solutions addressing the needs of entrepreneurs. As of September 30, 2019, Silvergate had total assets of $2.1 billion, total deposits of $1.8 billion, and total stockholders’ equity of $230.6 million.

Investor Relations
Jamie Lillis / Shannon Devine
(858) 200-3782
investors@silvergate.com
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